                                                                    EXHIBIT 4.15

                             MANAGEMENT AGREEMENT


          THIS MANAGEMENT AGREEMENT (this "Agreement") made as of this 28th day of May, 1999, by and between Pacer International, Inc., (formerly known as APL Land Transport Services, Inc.), a Tennessee corporation, (the "Company") and Apollo Management IV, L.P. ("Apollo").

          WHEREAS, APL Limited and Coyote Acquisition LLC, a Delaware limited liability company and an affiliate of Apollo ("Purchaser"), have entered into a Stock Purchase Agreement (the "Purchase Agreement"), dated as of March 15, 1999, providing for the purchase by Purchaser of substantially all of the capital stock of the Company from APL Limited (the "Purchase"); and

          WHEREAS, upon the consummation of the Purchase (the "Closing"), the Company desires to retain the ongoing services of Apollo for financial and strategic advice;

          NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Appointment.  The Company appoints Apollo, following the Closing,
               -----------
to provide financial and strategic advice, subject to the direction of the Board of Directors of the Company and the terms and conditions of this Agreement, and Apollo hereby accepts the aforesaid appointment.

          2.   Duties.  Apollo shall perform and provide all such financial and
               ------
strategic services to the Company as shall be reasonably requested by the Board of Directors of the Company.

          3.   Term.  The term of this Agreement shall commence at the Closing
               ----
and end on the first anniversary of the date thereof. This Agreement shall be extended automatically on each anniversary of the Closing for an additional one year period unless written notice of such non-extension is provided by either party to the other party at least 30 days prior to such anniversary.

          4.   Compensation.  (a) The Company shall pay Apollo, for services to
               ------------
be rendered hereunder, an initial fee of 1% of total equity value ("TEV") of the transaction contemplated by the Purchase Agreement (calculated by subtracting total debt from the aggregate purchase price), as it may be amended, at the Closing ("Initial Payment"). Thereafter, the Company shall pay Apollo a fee of $500,000 per annum ("Annual Fee") payable by the Company in equal quarterly installments of $125,000 due on the last day of September, December, March and June of each year, subject to appropriate proration for the first payment after the Closing.

          (b) The Company shall pay Apollo a transaction fee of 1% of TEV of any purchase, sale, recapitalization or similar transaction (whether by merger, stock purchase or sale, asset purchase or sale or otherwise) completed by the Company or by any affiliate thereof promptly upon the closing of such transaction.

          (c) The amounts payable under this Paragraph 4 shall be paid in cash by wire transfer of immediately available funds.

          5.   Termination.  Notwithstanding anything to the contrary contained
               -----------
herein, each party hereto may terminate this Agreement without cause upon thirty
(30) calendar days' written notice (the "Termination Notice") to the other, said notice to set forth the date of such termination, which date shall not be less than thirty (30) days, nor more than sixty (60) days from the date of such Termination Notice. Compensation owed to Apollo under this Agreement shall be paid pro rata through the date of the Termination Notice.

          6.   Independent Contractor. Apollo is retained and employed as an
               ----------------------
advisor by the Company under this Agreement only for the purposes and to the extent set forth herein, and the relation of Apollo to the Company is and shall remain, during the term or terms hereof, that of an independent contractor.

          7.   Confidentiality.  In furtherance of this Agreement, the Company
               ---------------
shall provide Apollo with all financial, business and other relevant information about the Company reasonably requested by Apollo for the purpose of rendering the services contemplated herein. All such information of a non-public or confidential nature furnished to Apollo by the Company shall be treated as confidential by Apollo. Apollo may rely, without independent verification, on the accuracy and completeness of the information furnished to it by the Company in furtherance of this Agreement.

          8.   Losses.  None of Apollo, any of its employees, officers and
               ------
directors, any person controlling Apollo, or any of their respective agents or affiliates shall be liable to the Company for any losses, claims, damages, liabilities or expenses arising from, related to or in connection with this Agreement or the Company's business or affairs.

          9.   Indemnification.  The Company will indemnify and hold harmless
               ---------------
Apollo, its employees, officers and directors, persons controlling Apollo and its and their respective agents and affiliates, from any and all liabilities, claims, suits, judgments, damages or expenses arising out of, or in connection with, any action taken under this Agreement by Apollo or any of its agents, employees, officers or directors, except to the extent that any such liabilities, claims, suits, judgments, damages or expenses are substantially attributable to the gross negligence or willful misconduct of Apollo or any such employee, officer, director, controlling person, agent or affiliate.

          10.  Binding Effect; Assignment.  This Agreement shall be binding upon
               --------------------------
and shall inure to the benefit of the parties hereto, and their respective successors and assigns. Notwithstanding the foregoing, this Agreement may not be assigned without the prior written consent of the parties hereto, except that Apollo shall have the right to assign its rights, interests and obligations hereunder to any of its affiliates at its sole option and without the prior consent (written or otherwise) of the Company. This Agreement may be modified by the parties hereto only by written supplemental agreement.

          11.  Choice of Law.  This Agreement shall be construed in accordance
               -------------
with and governed by the laws of the State of New York without regard to any choice of law provisions. Each of the parties hereto hereby irrevocably submits in any legal action or proceeding relating to or arising out of this Agreement or any other document relating hereto or delivered in connection with the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the United States District Court for the Southern District of New York and appellate courts thereof. Each of the parties hereto further (a) consents that any such action or proceeding may be brought in such court and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (b) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 12 below; and
(c) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

          12.  Notices.  All notices hereunder shall be in writing and shall be
               -------
given to the respective parties by U.S. mail, personal delivery or facsimile transmission to their respective addresses as follows:

          If to the Company:

               c/o Donald C. Orris
               1675 Larimer Street
               Suite 620
               Denver, Colorado 80202
               Facsimile:  (303) 623-5115

          If to Apollo:

               1301 Avenue of the Americas
               New York, New York  10019
               Attn: Joshua J. Harris
               Facsimile:  (212) 261-4102
          with a copy to:

               Morton A. Pierce, Esq.
               Douglas L. Getter, Esq.
               Dewey Ballantine LLP
               1301 Avenue of the Americas
               New York, New York  10019
               Facsimile:  (212) 259-6333

All such notices shall be deemed effective upon receipt.

          13.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



                              PACER INTERNATIONAL, INC.
                              (formerly known as APL LAND
                              TRANSPORT SERVICES, INC.)

                              By: /s/ Donald C. Orris
                                  ----------------------------------
                                  Name:  Donald C. Orris
                                  Title: President, Chairman, CEO



                              APOLLO MANAGEMENT IV, L.P.
                              BY AIF IV MANAGEMENT, INC.,
                              its general partner

                              By: /s/ Joshua Harris
                                  ----------------------------------
                                  Name:  Joshua Harris
                                  Title: Vice President